Exhibit 5.1

BOSTON   CONNECTICUT   NEW JERSEY   NEW YORK   WASHINGTON, DC
7 Times Square, Times Square Tower
New York, NY 10036
September 15, 2010
Alleghany Corporation
7 Times Square Tower
New York, New York 10036
Ladies and Gentlemen:
          We have acted as counsel for Alleghany Corporation, a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the automatic shelf registration by the Company, under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of debt securities of the Company (the “Debt Securities”).
          The Debt Securities will be offered and sold by Company, pursuant to an automatic shelf registration statement on Form S-3 (the “Registration Statement”), to which this opinion is an exhibit. The Debt Securities will be offered in amounts, at prices, and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the prospectus (each a “Prospectus Supplement”).
          We have examined originals or copies, certified or otherwise and identified to our satisfaction, of (1) the Certificate of Incorporation and Bylaws of the Company, each as amended and/or restated to the date hereof; (2) the Registration Statement; and (3) such other certificates, statutes, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we have further examined (1) the proposed form of Indenture for the Debt Securities by and between the Company and The Bank of New York Mellon, as trustee (the “Indenture”) providing for the issuance of the Debt Securities from time to time in one or more series pursuant to the terms of one or more Board Resolutions (as defined in the Indenture) creating such series; (2) other exhibits to the Registration Statement relating to the Debt Securities; and (3) corporate proceedings of the Company relating to the Registration Statement, the Indenture and the transactions contemplated thereby, including the Board Resolutions. In addition, we reviewed such questions of law we considered appropriate.
          In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we

Alleghany Corporation
September 15, 2010

have reviewed; (d) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective under the Securities Act and such effectiveness will not have been terminated or rescinded; (e) a Prospectus Supplement or Prospectus Supplements will have been filed with the Securities and Exchange Commission describing the Debt Securities offered thereby; (f) the Debt Securities will be issued and sold in compliance with all applicable federal and State securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (g) at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indenture and applicable supplemental indenture will have been duly authorized, executed and delivered by the parties thereto; (h) the legal capacity of all natural persons; and (i) that the authority granted in the Board Resolutions will remain in effect at all relevant times and that no Debt Securities will be issued or other action taken in contravention of any applicable limit established pursuant to the Board Resolutions from time to time. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.
          Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that when (a) the Indenture relating to the Debt Securities has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Board of Directors of the Company (or a committee thereof) has taken all necessary corporate or similar action to approve the issuance and terms of any such Debt Securities, (c) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, and (d) such Debt Securities have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement, such Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law), and the qualification that the remedy of specific performance and injunctive or other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.
          Our opinions expressed herein are limited in all respects to the laws of the State of Delaware (including the Delaware General Corporation Law), the federal laws of United States, and the laws of the State of New York. We express no opinion as to the effect of the law of any other jurisdiction.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in any Prospectus Supplement that forms a part of the

Alleghany Corporation
September 15, 2010

Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ DAY PITNEY LLP
DAY PITNEY LLP